EXHIBIT 10.1
                              CONSULTING AGREEMENT

      This Consulting Agreement is made as of October 1, 1981, between Repligen Corporation (the "Company"), a Delaware corporation having its principal place of business at 50 Staniford Street, Boston, Massachusetts 02114 and Dr. Paul R. Schimmel (the "Consultant") of 44 Sanderson Road, Lexington, Massachusetts 02173.

      Consultant is a founding stockholder of the Company and has developed expertise in recombinant DNA technology which he desires to make available to the Company. The Company desires to obtain the benefit of Consultant's expertise in recombinant DNA technology.

      NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Consultant and the Company agree as follows:

1. CONSULTING SERVICES

      This Agreement shall have an initial term of five years beginning on October 1, 1981, and continuing until September 30, 1986. Thereafter, this Agreement shall be automatically extended for successive terms of one year each unless written notice that this Agreement shall terminate on the next anniversary date is given by one party to the other at least 90 days before that date.

      During the term of this Agreement, the Company agrees to pay Consultant a monthly consulting fee of $2,000 per month through July 1982 and $1,000 per month thereafter, payable on or about the first day of each month, far consulting services to be provided by him under this Agreement. The monthly consulting fee may be increased upon annual review by a majority of the disinterested members of the Board of Directors of the Company.

      In addition to the payment of such consulting fees, the Company will reimburse Consultant for all travel and living expenses incurred by him as a result of his performance of consulting services under this Agreement. The Company shall also provide Consultant with an automobile for use on the Company's business and will pay all insurance, maintenance and operating expenses associated therewith.

      In consideration of the payment of the monthly consulting fee described above, Consultant agrees to make himself available not less than two days each month to consult with officers and scientists of the Company as requested from time to time by an appropriate official of the Company and at specific dates mutually agreed upon in advance.

      Consultant agrees that (i) during the term of this Agreement and (ii) for a period of up to one year immediately following the termination of this Agreement for any reason if, at the option of the Company, it pays Consultant, in a lump sum, an amount equal to 90% of the consulting fees paid to him by the Company for the preceding 12 months, Consultant shall not directly or indirectly, except as a passive investor in publicly held companies and except for investments held at the date hereof, engage in, or own or control any interest in, or act as a director, officer or employee of, or consultant or

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scientific advisor to, any firm, corporation or institution directly or indirectly (a) engaged in a business substantially similar to that of the Company or any of its subsidiaries or (b) in competition with the Company or any of its subsidiaries. Consultant further agrees that during the term of this Agreement he will not undertake any new commitments as a director, officer or employee of, or consultant or scientific advisor to, any commercial, for-profit firm, corporation or institution, whether or not engaged in competition with or in a business substantially similar to that of the Company.

      Nothing in the preceding paragraph shall prohibit Consultant from being a member of the faculty or staff of a university, college or other educational or non-profit research institution and performing the attendant and customary obligations of such position.

      The Company may permit Consultant to engage in the prohibited activities described in this section upon such conditions, if any, as the Company may deem appropriate. Such permission shall be set forth in a written instrument executed by the Company.

2. OWNERSHIP OF INVENTIONS

      "Invention" as used in this Agreement means any invention, discovery or innovation with regard to biotechnology, genetic engineering or recombinant DNA technology, whether or not patentable, made, conceived, or first actually reduced to practice by Consultant, solely or jointly with others, in the course of, in connection with, or as a result of, his service as a consultant to the Company, including any art, method, process, machine, manufacture, design or composition of matter, or any improvement thereof, or any variety of plant or microorganism.

      Each Invention made, conceived or first actually reduced to practice by Consultant, whether by himself or jointly with others, during the term of this Agreement and each Invention made, conceived or first actually reduced to practice by Consultant, whether by himself or jointly with others, within one year after the termination of this Agreement which relates in any way to work he performed for the Company during the term of this Agreement, shall be promptly disclosed in writing to the President of the Company (or such other officer of the Company as the President may designate). Such report shall be sufficiently complete in technical detail and appropriately illustrated by sketch or diagram to convey to one skilled in the art to which the Invention pertains, a clear understanding of the nature, purpose, operation, and, to the extent known, the physical, chemical, biological or electrical characteristics of the Invention. Each Invention, as herein defined, shall be the sole and exclusive property of the Company.

      Consultant agrees to execute an assignment to the Company or its nominee of his entire right, title and interest in and to any Invention, without compensation beyond that provided in this Agreement. Consultant further agrees, upon the request of the Company and at its expense, that he will execute any other instrument and document necessary or desirable in applying for and obtaining patents in the United States and in any foreign country with respect to any Invention. Consultant further agrees, whether or not he is then a consultant of the Company, to cooperate to the extent and in the manner reasonably requested by the Company in the prosecution or defense of any claim involving a patent covering any Invention or any litigation or other claim or proceeding involving any Invention covered by this Agreement, but all expenses thereof shall be paid by the Company.

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3. CONFIDENTIAL INFORMATION

      "Confidential Information," as used in this Agreement, means information of the Company which is proprietary or confidential to it and includes proprietary or confidential information as to any Invention, formula, apparatus, equipment, trade secrets, research, report, technical data, as well as costs, users or purchasers of the Company's services, research or products, or other proprietary or confidential matters possessed, owned or used by the Company that may be communicated to, acquired by, or learned of by Consultant in the course of, in connection with, or as a result of, his consulting with the Company. Confidential Information does not include (i) information which is or later becomes publicly known under circumstances involving no breach of this Agreement; (ii) information already known to Consultant (other than by previous disclosure to him by the Company or through services performed by him for the Company) as evidenced by his written records at the time of its receipt from the Company; and (iii) information lawfully and in good faith made available to Consultant without restriction on disclosure by a third party; provided, however, that Confidential Information disclosed to Consultant by the Company shall not be deemed to be available to the public or in his prior possession merely because it is embraced by more general information available to the public or in his prior possession.

      Consultant agrees that he will not (except as required in the course of consulting with the Company), both during the term of this Agreement and thereafter, communicate or divulge to, or use for his own benefit or the benefit of any other person, firm or organization, any Confidential Information.

      Records, files, memoranda, reports, price lists, customer lists, drawings, plans, sketches and documents and the like, relating to the business of the Company, which Consultant shall use or prepare or come into contact with in the course of, in connection with or as a result of, consulting with the Company, shall remain the Company's sole and exclusive property and shall be subject to the obligations of this Section 3.

      The obligations assumed by Consultant under this Section 3 are subject to the understanding that Consultant is a member of the faculty of the Massachusetts Institute of Technology ("MIT") and that, as such, he must fulfill certain obligations to MIT, including, among other things, teaching, directing laboratory operations and publishing. As a member of the faculty of MIT, Consultant is also responsible for ensuring that any consulting agreement he enters into is not in conflict with the patent and copyright policy of MIT or in conflict with other MIT commitments. In the event of any conflict between this Agreement and the conditions of Consultant's appointment to the faculty of MIT, the latter will prevail.

      Publications by Consultant in academic or other journals, magazines or the like are covered by the restrictions imposed by this Section 3 to the following extent:

      Consultant agrees to submit each proposed publication which contains information regarding Inventions to the President of the Company (or such other officer or consultant to the Company as the President may designate) for advance review to determine whether or not such publication contains Confidential Information. Consultant may proceed with publication unless he is notified within fourteen days of such submission by the Company that such publication contains Confidential Information which the Company desires to keep confidential, which notice shall specify with particularity such Confidential Information. Consultant may thereafter proceed with publication only if he is able to delete the

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Confidential Information specified by the Company. Consultant may publish the results of his and his laboratory's research which does not contain information regarding Inventions without advance review by the Company.

4. MISCELLANEOUS

      This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

      All notices, requests, demands and other communications to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed by registered or certified mail, return receipt requested, postage prepaid, as follows:

      If to the Company, to:
            Repligen Corporation
            50 Staniford Street
            Boston, Massachusetts 02114
            Attention: President

      If to Consultant, to:
            Dr. Paul R. Schimmel
            44 Sanderson Road
            Lexington, Massachusetts 02173

or such other address as either party hereto shall have designated by notice in writing to the other party.

      At any time this Agreement may be amended, supplemented or otherwise modified, but only by an instrument in writing signed by the parties hereto.

      Consultant is an independent contractor under this Agreement. He is not an employee of the Company and will not be entitled to participate in, or receive any benefit or right as an employee under any employee benefit and welfare plan, including, without limitation, employee insurance, pension, savings and security plans, as a result of his entering into this Agreement.

      This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

      In case any provision hereof shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid or unenforceable provision had not been included herein. If any provision hereof shall, for any reason, be held by a court to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it to make it enforceable to the extent compatible with applicable law as then in effect.

      This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns and personal representatives.

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      Neither this Agreement nor any rights hereunder shall be assignable by any party hereto without the prior written consents of the other parties.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the date first above written.

                                  REPLIGEN CORPORATION
                                  /s/ William M. Jackson
                                  ----------------------

                                  /s/ Paul R. Schimmel
                                  --------------------
                                  Dr. Paul Schimmel